Exhibit 3.1 (b)

                             ARTICLES OF AMENDMENT
                      TO THE ARTICLES OF INCORPORATION OF
                         PARRALLAX ENTERTAINMENT, INC.


     Pursuant  to  the   provisions  of  Article  4.04  of  the  Texas  Business
Corporation Act. the undersigned corporation adopts the following Articles of Amendment to the Articles of Incorporation:

                                  ARTICLE ONE

     The name of the corporation is Parallax Entertainment, Inc.

                                  ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted on November 12,2003, by the consent of the majority sharholder of the Corporation. Pursuant to Article 9.10A of the Texas Business Corporation Act, the Corporaiton wishes to change its name to Sunrise Real Estate Development Group, Inc.

     Articles One is hereby deleted in its entirety and replaced by the following language:

                                 "Article One"

A.   The name of the Corporation is Sunrise Real Estate Development Group, Inc.

                                 ARTICLE THREE

     The amendment  changes the Articles of  Incorporation to change the article
stating  the  registered  agent  and  the  registered   office  address  of  the
Corporation. The article is amended to read as follows:

     The registered agent is an individual  resident of the state whose name is:
Carl A. Generes. The business address of the registered agent and the registered office address is: 4315 West Lovers Lane, Dallas, Texas 75209.

                                  ARTICLE FOUR

     The number of shares of teh corporation outstanding at the time of such adoptions was 153,261; and the number of shares entitled to vote thereon was 153,261.

                                  ARTICLE FIVE

     The holder of majority of the shares of common stock outstanding and entitled to vote on said amendment has signed a consent in writing pursuant to
Article 9.10 adopting said amendment and any written notice  required by Article
9.10 has been given.

                                  ARTICLE SIX

     The amendments to the Articles of Incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the Corporation.

                                 ARTICLE SEVEN

     This Amendment to the Articles of Incorporation shall be effective on December 12,2003.

Date:  November 12, 2003
                                                    PARALLAX ENTERTAINMENT, INC.


                                                    By:  /s/ Chi-Yuan Chiu
                                                         -----------------------
                                                         Chi-Yuan Chiu
                                                         President